SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-OSCA INC

                    GAMCO INVESTORS, INC.
                                 4/18/02           10,000            27.9000
                                 4/17/02           22,900            27.8931
                                 4/17/02            5,000            27.9000
                                 4/15/02           17,100            27.8801
                                 3/28/02            4,800            27.8700
                                 3/27/02              100            27.8700
                                 3/26/02            5,200            27.8635
                    GABELLI ASSOCIATES LTD
                                 4/18/02            5,100            27.8800
                                 4/17/02           10,000            27.8900
                     GABELLI FUNDS, LLC.
                         GABELLI ABC FUND
                                 4/01/02              900            27.8500


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.